Exhibit 99.1

AstroNova Announces CFO Transition

Joseph P. O’Connell Shifts to Business Development Role;

Financial Industry Veteran John P. Jordan named as Interim CFO

West Warwick, Rhode Island – August 1, 2016 – AstroNova, Inc. (NASDAQ: ALOT), a global leader in data visualization technologies, today announced that Joseph P. O’Connell, the Company’s Senior Vice President, Treasurer and Chief Financial Officer, will assume the role of Vice President Business Development effective August 1st, 2016. John P. Jordan, formerly Vice President, CFO and Treasurer of Zygo Corporation, has been named as AstroNova’s interim CFO.

“Joe has done an outstanding job in managing the Finance, Accounting, Treasury, Information Technology and Human Resources functions of the Company during the past 20 years. Joe has been a key contributor to the Company’s successful growth and profitability, and we are fortunate that he will now provide leadership in the role of Vice President Business Development,” said Gregory A. Woods, AstroNova’s President and Chief Executive Officer. “We are pleased to welcome John Jordan, a seasoned and extremely capable financial professional with over 40 years of experience, to the helm in the CFO role.”

Commenting on the transition, Mr. O’Connell stated, “After 20 years and the recent success we’ve had in strategically repositioning the Company for growth, this transition allows me to pursue additional personal interests while maintaining an active role with AstroNova in strategic areas of business development.”

During Mr. Jordan’s tenure at Zygo, from February 2011 to October 2014, he was responsible for all aspects of finance and accounting, planning and reporting, risk management, cash management and investor relations. Prior to that he was Vice President, CFO and Treasurer of publicly held Baldwin Technology Company, Inc. for four years. Mr. Jordan also held senior finance roles at publicly held Paxar Corporation, Amscan and Bodwell Fashion Group. He began his career in public accounting, is a CPA and has a BS/BA in Accounting from the University of Florida.

About AstroNova

AstroNova, a global leader in data visualization technologies, designs, manufactures, distributes and services a broad range of products that acquire, store, analyze and present data in multiple formats. The Product Identification segment offers a variety of hardware and software products and associated consumables that allow customers to mark, track, and enhance the appearance of their products. Major brands include QuickLabel®, the industry leader in onsite digital color label printing. The Test and Measurement segment includes the T&M Product Group, which offers a suite of products and services that acquire and record electronic signal data from local and networked sensors. The Test and Measurement segment also includes a line of Aerospace Products that are used in aircraft flight decks to print flight plans, navigation information, ground communications and airport diagrams and in aircraft cabins to print maintenance data, receipts and passenger manifests. The Company is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting www.astronovainc.com.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning growth through acquisitions, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

Contact:

Scott Solomon

Senior Vice President

Sharon Merrill Associates

Main: (617) 542-5300

ssolomon@investorrelations.com

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